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                                                                      EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference and use of our report dated July 25, 2003 on the consolidated financial statements of Perrigo Company and subsidiaries which appears on page 32 of this Form 10-K for the year ended June 28, 2003 in the previously filed registration statements for that company's 1988 Employee Incentive Stock Option Plan as amended (Registration Nos. 33-46265 and 33-101205), 1989 Non-qualified Stock Option Plan for Directors as amended (Registration Nos. 33-46264 and 33-101204) and L. Perrigo Investment Plan and Trust (Registration No. 33-46262).



                                             By:  /s/ BDO Seidman, LLP
                                                -------------------------
                                                    BDO Seidman, LLP

Grand Rapids, Michigan
August 13, 2003

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